Exhibit 10.01

SETTLEMENT AGREEMENT, dated as of December 31, 2007, (“the Agreement”), by and among SBI BRIGHTLINE XIII, LLC, a Delaware limited liability company (“SBIB13”) with executive offices located at 610 Newport Center Drive, Suite 1205, Newport Beach, California 92660, and NATURALNANO, INC., a Nevada corporation (“NNAN”) with offices located at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586.

INTRODUCTION

NNAN and SBIB13 are party to the Stock Purchase Agreement, dated as of July 9, 2006 (the “NNAN SPA”) and Warrant Agreement, dated as of July 9, 2006 (the “Warrants”), both relating to the acquisition of shares of common stock of NNAN by SBIB13.

NNAN on the one hand and SBIB13 on the other now desire to settle all claims, causes of action and disputes between them arising prior to this Agreement whether such claims, causes of action and disputes are known or unknown, and to release each other from any and all claims, causes of action and disputes known or unknown relating thereto, which do or may exist between them.

NOW THEREFORE, for good and valuable consideration as set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1          Termination of Securities Purchase and Warrants. NNAN and SBIB13 agree that the Securities Purchase and Warrant Agreement are hereby terminated and of no further force or effect. Upon execution and delivery hereof, SBIB13 will return the Warrants to NNAN and further agrees that the Warrants are terminated and authorizes NNAN to mark the Warrants terminated.

Section 2	Mutual General and Special Releases.

(a)         Except for the obligations created hereunder, SBIB13 on the one hand and NNAN on the other, each for itself and its successors and assigns, forever releases, relieves and discharges the other party and its predecessors, successors, assigns, attorneys, partners, employees, agents, directors, officers, representatives, related entities and affiliates, from any and all claims, demands, actions, cause or causes of action, suits, debts, sums of money, controversies, damages, obligations and liabilities of every kind and nature, whether known or unknown, suspected or unsuspected, vested or contingent, and whether or not concealed or hidden, in law, equity or otherwise, that have existed or may have existed, or that do exist as of the date this Agreement is entered into as set forth above.

(b)        Each party hereto acknowledges and agrees that the facts in respect to which this release is given may turn out to be other than or different than expected, and expressly, knowingly and voluntarily waives any and all benefits and rights granted pursuant to Section 1542 of the Civil Code of the State of California with which section it is familiar and which section reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.”

(c)         Each party hereto understands and realizes that there may exist at this time claims herein released, the nature of which has not yet been discovered. It is expressly understood and agreed that the possibility that such claims exist has been explicitly taken into account in determining the consideration to be given for this release and that a portion of that consideration, having been bargained for in full knowledge of the possibility of such unknown claims, was given in exchange for this release.

(d)        Each party hereto represents and warrants that no claim or right that is released or dismissed under this Agreement has been transferred, hypothecated, assigned or given away by that party prior to the date of this Agreement.

Section 3          Covenant Not to Sue. Without limiting in any way the releases set forth above, and subject to the performance of the terms, conditions, obligations and promises herein contained, each party hereto hereby covenants and warrants that it will not sue or otherwise commence or prosecute, or cause to be commenced or prosecuted, any action or proceeding, civil, criminal, administrative, or otherwise, related in any way to any matter released by this Agreement.

Section 4        Disputed Claims. It is expressly understood and agreed that this Agreement is being made solely for the purpose of avoiding the expense and inconvenience of litigation and that it is not to be construed as an admission on the part of any party hereto of any unlawful wrongful or improper conduct or of any liability to any other party, all of which is expressly denied.

Section 5          Further Acts.               The parties agree to cooperate in the implementation of the terms of this Agreement and to execute such documents as may reasonably be necessary to carry out same within three (3) days of receipt of a written request therefor.

Section 6          Representations of the Parties. Each of the parties represents, warrants and agrees as follows:

(a)         Such party has received independent legal advice from attorneys of its choice with respect to the advisability of making this settlement and of entering into this Agreement. Prior to the execution of this Agreement the attorneys for each party reviewed this Agreement at length and had an opportunity to make any desired changes.

(b)	Such party has made such investigation of the facts pertaining to this Agreement,

and of all other matters related thereto, as such party deems necessary.

(c)         This Agreement has been carefully read by, the contents hereof are known and understood by, and it is signed voluntarily by, each person executing this Agreement.

(d)      Each person executing this Agreement on behalf of a party warrants and represents that he is fully authorized to do so and that his signature on this Agreement shall bind said party to the terms and provisions of this Agreement.

(e)         This Agreement is intended to be final and binding and to be effective as a full and final accord and satisfaction of any and all disputes between the parties. Each party is relying upon the said finality of this Agreement as a material factor inducing said party's decision to settle said disputes.

Section 7	Miscellaneous.

(a)         All the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors, assigns and heirs of the parties hereto.

(b)        This Agreement constitutes the whole and only existing and binding agreement between the parties hereto concerning the releases granted between and among them and supersedes all prior understandings on that subject, whether written or oral. Other than the representations and warranties expressly stated as such in this Agreement, there are no warranties, promises or representations of any kind, express or implied, upon which any party has relied in entering into this Agreement.

(c)          This Agreement may be modified or amended only by a writing signed by the party to be charged.

(d)        This Agreement may be executed in one or more counterparts or by counterpart signature pages, which may be facsimile copies, and which shall be attached to the original. Upon such execution and/or attachment, this Agreement shall have the same effect as if all signatories had signed the same page of the same original. In making proof of this Agreement, a party shall not be required to account for all executed copies of this Agreement.

(e)         Each party has been represented by counsel in the negotiation and execution of this Agreement, and shall be responsible for its respective costs and attorney's fees incurred in connection with this Agreement and its preparation.

(f)         In the event of the bringing of any action, suit or proceeding by any party hereto against any other party hereto by reason of a breach of this Agreement or any portion thereof, then the prevailing party in such action or suit shall be entitled to have and recover all costs and expenses of suit, including reasonable attorney's fees.

(g)        The invalidity of any portion of this Agreement shall not affect the remaining portions of this Agreement.

(h)        The headings in this Agreement are for the convenience of the reader only and are not to be considered in any construction of the Agreement.

(i)         There are no third party beneficiaries of this Agreement, other than the individuals and entities released by the parties hereto in Section 4(a).

(j)         This Agreement was prepared as a result of discussions between the parties hereto and shall be interpreted fairly and in accordance with its plain meaning and not construed as if prepared exclusively or primarily on behalf of or by either of the parties hereto.

(k)        As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others wherever and whenever the context or construction so dictates.

(l)           This Agreement may be executed in one or more counterparts, all of which, when taken together shall constitute one original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SBI BRIGHTLINE XIII LLC

By: /s/Shelly Singhal

Name: Shelly Singhal
Title:	Manager

NATURALNANO, INC.

By: /s/Cathy A. Fleischer

Name: Cathy A. Fleischer
Title:	President and CTO